UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2012

Juniata Valley Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania 17059

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: : (717) 436 - 8211

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2012, the Board of Directors of Juniata Valley Financial Corp., based on the recommendations of the Personnel and Compensation Committee of the Board and in consultation with the Committee’s independent compensation consultant, approved cash bonus payouts under the Executive Annual Incentive Plan (EAIP), based upon achievement, in 2011, of financial performance goals and individual participant goals as established in February 2011. Payments earned by the named executive officers are listed in the table below.

	September 30,	September 30,
Officer Name	Title	Bonus for Performance in 2011
Marcie A. Barber	President and Chief Executive Officer	$25,000
JoAnn N. McMinn	Executive Vice President and Chief Financial Officer	$18,500

On February 21, 2012 the Board of Directors of Juniata Valley Financial Corp., based on the recommendations of the Personnel and Compensation Committee of the Board and in consultation with the Committee’s independent compensation consultant, approved base salary increases for its named executive officers. The annual base salary for each of the named officers, effective April 1, 2012, is listed in the table below.

	September 30,	September 30,
Officer Name	Title	Base Salary
Marcie A. Barber	President and Chief Executive Officer	$190,000
JoAnn N. McMinn	Executive Vice President and Chief Financial Officer	$145,686

The Personnel and Compensation Committee of the Board of Director of Juniata Valley Financial Corp. set performance goals and opportunities for cash bonuses payable under the EAIP for the 2012 fiscal year. For fiscal year 2012, the Committee established corporate performance goals for return on average equity (ROAE) and earnings per share (EPS) as the key measures for the EAIP for Marcie A. Barber and JoAnn N. McMinn. In addition to the ROAE and EPS goals, a portion of the EAIP award for Ms. McMinn for fiscal year 2012 will be based upon achieving specific individual performance objectives. The performance goals for fiscal 2012 were set using a performance range beginning at a threshold level, progressing to a target level and up to a maximum level. The following table sets forth the percentages of annual base salary that the Named Executive Officers could earn in fiscal year 2012 upon achievement of the performance goals within the established threshold, target and maximum performance ranges set under the EAIP:

		Fiscal Year 2012 EAIP Percent of Base Salary
Officer Name	Title	Threshold	Target	Optimum
Marcie A. Barber	President and Chief Executive Officer	12.0%	20.0%	30.0%
JoAnn N. McMinn	Executive Vice President and Chief Financial Officer	6.5%	16.0%	25.0%

Exhibit 10.1 to this Current Report includes certain details relating to participation and performance factors.

Item 5.03.

At a meeting held on February 21, 2012, the Board of Directors of Juniata Valley Financial Corp. amended and restated Section 2.4 of the Company’s Bylaws to read as follows:

“SECTION 2.4. Written notice of all meetings other than adjourned meetings of shareholders, stating the place, date and hour, and, in case of special meetings of shareholders, the purpose thereof, shall be served upon or mailed, postage prepaid at least five days before such meeting, unless a greater period of notice is required by statute or by these By-laws, to each shareholder entitled to vote thereat at such address as appears on the transfer books of the Company. For purposes of the foregoing, a notice shall be deemed to be written if sent electronically, provided the recipient has given prior consent to receipt of notice in such form.”

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Executive Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: February 27, 2012	By:	/s/ JoAnn McMinn
Name: JoAnn McMinn
Title: EVP, Chief Financial Officer